Great-West Life & Annuity Insurance Company 8515 E. Orchard Road Greenwood Village, CO 80111	If you have any questions or need help completing this application, call the Retirement Resource Operations Center (“RROC”) at 1-877-723-8723 from 9:00 A.M. to 7:00 P.M. Eastern time.

Individual Flexible Premium Variable Annuity Application

All correspondence will be sent to this address. If a Trust, give Trust Name, Trustee and Trust date. OWNERSHIP TYPE ❑ Qualified Plan ❑ Non-Qualified Plan ❑ Individual ❑ Trust
CONTRACT OWNER	JOINT OWNER (SPOUSE ONLY) *Not applicable if this is a Qualified Annuity Contract
Full Legal Name	Full Legal Name
Street Address (no P.O. Box please)	Street Address
Street Address (continued)	Street Address (continued)
City, State Zip	City, State Zip
Email Address	Email Address
Phone – daytime	Phone – daytime
Phone – evening	Phone – evening
Social Security # or Tax ID	Social Security # or Tax ID
Date of Birth	Date of Birth
Date of Trust & Trustee Name

ANNUITANT ❑ Annuitant is the same as Owner.	CONTINGENT ANNUITANT ❑ Contingent Annuitant is the same as Joint Owner *Not applicable if this is a Qualified Annuity Contract
Full Legal Name	Full Legal Name
Street Address	Street Address
City, State Zip	City, State Zip
Sex ❑ Male ❑ Female	Sex ❑ Male ❑ Female
Email Address	Email Address
Phone	Phone
Social Security # or Tax ID	Social Security # or Tax ID
Date of Birth	Date of Birth

ICC13-J777app	Page 1 of 5

BENEFICIARY

If you need additional space, please use a separate sheet.

If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary.

Name		SSN	Birth date or Trust Date
Address	Phone	Relationship	Percentage
Name		SSN	Birth date or Trust Date
Address	Phone	Relationship	Percentage
Name		SSN	Birth date or Trust Date
Address	Phone	Relationship	Percentage

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

CONTINGENT BENEFICIARY

If you need additional space, please use a separate sheet.

The naming of a Contingent Beneficiary is optional.

Name		SSN	Birth date or Trust Date
Address	Phone	Relationship	Percentage
Name		SSN	Birth date or Trust Date
Address	Phone	Relationship	Percentage
Name		SSN	Birth date or Trust Date
Address	Phone	Relationship	Percentage

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

SOURCE OF FUNDS

Minimum initial contribution: $10,000.

Subsequent minimum contributions: $500; $100 if paid through an Automatic Bank Draft.

Qualified:

❑	Transfer all or a portion of funds from my existing IRA annuity or other qualified plan. (Complete IRA Rollover/Transfer Form.)

❑	Check is attached for a new IRA for tax year(s): .

Non-Qualified:

❑	Transfer all or a portion of funds from my existing annuity or life insurance policy. (Additional forms are required.)

❑	Transfer $ from my brokerage account number .

❑	Check is attached.

DEATH BENEFIT OPTIONS

Select one: (Death Benefit Option 1 will apply unless Option 2 is chosen). Mortality & Expense Charge

❑	Death Benefit Option 1 – Return of Annuity Account Value....................... 1.00%

❑	Death Benefit Option 2 – Guaranteed Minimum Death Benefit.................. 1.20%

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SUB-ACCOUNTS Initial premium will be allocated to the Sub-Accounts specified below subject to the right to cancel provision on the front cover of your Contract. Your allocation of premium to an Income Sleeve Sub-Account signifies your election of the GLWB.

%	Alger Small Cap Growth Portfolio I-2%		Great-West Putnam Equity Income I
%	American Century VP Inflation Prot II	%	Great-West Putnam High Yield Bond I
%	American Century VP Mid Cap Value II	%	Great-West Real Estate Index Fund
%	Columbia VP Small Cap Value 2%		Great-West S&P 500® Index I
%	Delaware VIP Emerging Markets Svc	%	Great-West S&P Mid Cap 400® Index I
%	Delaware VIP REIT Series Svc	%	Great-West S&P Small Cap 600® Index
%	Delaware VIP Small Cap Value Series Svc	%	Great-West Short Duration Bond I
%	Dreyfus IP Technology Growth Svc	%	Great-West Stock Index I
%	Dreyfus VIF Appreciation Svc	%	Great-West T. Rowe Price Mid Cap Growth I
%	Dreyfus VIF International Value Svc	%	Great-West Templeton Global Bond I
%	DWS Capital Growth VIP B	%	Great-West U.S. Government Mortgage Securities I
%	DWS Global Small Cap Growth VIP B	%	Invesco VI Core Equity II
%	DWS Large Cap Value VIP B	%	Invesco VI Global Real Estate II
%	DWS Small Mid Cap Value VIP B	%	Invesco VI Gr and Inc Ses II
%	Great-West Aggressive Profile I	%	Invesco VI International Growth II
%	Great-West Ariel Mid Cap Value I	%	Invesco VI Small Cap Equity II
%	Great-West Bond Index I	%	Janus Aspen Balanced Svc
%	Great-West Conservative Profile I	%	Janus Aspen Flexible Bond Svc
%	Great-West Federated Bond I	%	Janus Aspen Overseas Svc
%	Great-West International Index I	%	Janus Aspen Perkins Mid Cap Value Svc
%	Great-West Lifetime 2015 II T	%	Lazard Retirement US Sm-Mid Cap Eq Ser
%	Great-West Lifetime 2025 II T	%	Neuberger Berman AMT Socially Responsive S
%	Great-West Lifetime 2035 II T	%	PIMCO VIT Commodity Real Ret Strat Adv
%	Great-West Lifetime 2045 II T	%	PIMCO VIT Low Duration Adv
%	Great-West Lifetime 2055 II T	%	PIMCO VIT Real Return Adv
%	Great-West Loomis Sayles Bond I	%	PIMCO VIT Total Return Adv
%	Great-West Loomis Sayles Small Cap Value I	%	Putnam VT American Government Inc IB
%	Great-West MFS International Growth I	%	Putnam VT Capital Opportunities IB
%	Great-West MFS International Value I	%	Putnam VT International Growth IB
%	Great-West Moderate Profile I	%	Putnam VT Voyager IB
%	Great-West Moderately Aggressive Profile I	%	T. Rowe Price VIP Health Sciences Port II
%	Great-West Moderately Conservative Profile I	%	UIF Mid Cap Growth II
%	Great-West Money Market	%	Van Eck VIP Tr Global Hard Assets S

Income Sleeve Sub-Account (Upon allocation to any of the below Sub-Accounts, you are electing the Rider)

%	Great-West SecureFoundation® Balanced Fund (Class L)[1]
Total Investment Sleeve and Income Sleeve Allocation must equal 100%

You may change your allocations online or by calling the

Retirement Resource Operations Center at 1-877-723-8723 from 9:00 am-7:00 pm ET.

ELECTRONIC CONSENT

Subject to Great-West Life & Annuity Insurance Company’s ability, I authorize that all statements, prospectuses and other documents be provided to me in an electronic format. The owner may revoke this authorization at any time by contacting the RROC. By providing an email address, I am confirming that I have access to the Internet for purposes of accepting electronic delivery.         ❑ YES     ❑ NO             Email Address:

This consent will remain in effect until I revoke my authorization by contacting the RROC. I may request a paper copy of the information provided electronically at any time for no charge. I will provide the RROC a current e-mail address if my e- mail address changes.

ICC13-J777app	Page 3 of 5

REPLACEMENT	Do you have any life insurance or annuity contracts in force? ❑ YES ❑ NO

Will any existing annuity or insurance contract, including any Great-West Life & Annuity Insurance Company contracts, be replaced, modified, or any value of any annuity or insurance contract be used to purchase the proposed Contract? (State law requires that you provide this information when you replace any life insurance policy or annuity contract with another.)

	❑ YES, this Contract would replace the life insurance policy or annuity listed below.	❑ NO, this Contract would not replace another life insurance policy or annuity.
Annuitant/Insured on Existing Policy
	Agent Signature	Existing Company
	Policy No.	Approximate Amount $

Note: Carefully consider whether a replacement is in your best interest by making a comparison of your existing contract and the proposed one. We encourage you to contact your current insurance company to determine if there are any charges or penalties that will be assessed upon replacement.

AUTOMATIC BANK DRAFT FORM (OPTIONAL)	Bank Name	ABA Number
	Bank Street Address	City, State Zip
	Automatic bank draft start date	Checking Account #
Additional Monthly Amount
I/We hereby request and authorize the above-referenced bank (the “Bank”) to charge my/our account checks or electronic fund transfer debits processed by and payable to the order of Great- West Life & Annuity Insurance Company, Retirement Resource Operations Center, P.O. Box 173920, Denver, CO 80217-3920 provided there are sufficient collected funds in said account to pay the same upon presentation. It will not be necessary for any officer or employee of Great- West Life & Annuity Insurance Company to sign such checks. I/We agree that the Bank’s rights in respect to each such check shall be the same as if it were a check drawn on the Bank and signed personally by me/us. This authority is to remain in effect until revoked by me/us, and until the Bank actually receives such notice, I/we agree that the Bank shall be fully protected in honoring any such check or electronic fund transfer debit. In addition to regular bank draft, I/we authorize such ad hoc drafts as are requested through the Retirement Resource Operations Center. I/We further agree that if any such check or electronic fund transfer debit be dishonored, whether with or without cause and whether intentionally or inadvertently, the Bank shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance or investment loss to me/us.
	Signature(s) EXACTLY as shown on bank records	Signature(s) EXACTLY as shown on bank records
	Print full legal name(s) Date	Print full legal name(s) Date

ICC13-J777app	Page 4 of 5

SIGNATURES

I understand that I am applying for a Flexible Premium Variable Annuity, Contract Form ICC13- J777, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

❑ The RROC is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the RROC and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The RROC will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

FRAUD WARNING Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
SIGN HERE

	Signature of Contract Owner Date	Signature of Joint Contract Owner Date

	Full Name of Contract Owner	Full Name of Joint Contract Owner

FOR AGENT USE ONLY	Does the applicant have existing life insurance policies or annuity contracts?	❑Yes ❑No
	Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?	❑Yes ❑No
Do you believe the contract is suitable for the retirement and insurance needs of the applicant? ❑Yes ❑No ❑ Information not provided by the applicant
	I certify that I did not use sales material during this transaction.	❑Yes ❑No
I have left a copy of all sales materials used in this transaction with the applicant.
	Only company approved sales material was used.	❑Yes ❑No
Agent Signature Date
Annuity contracts are issued by: Great-West Life & Annuity Insurance Company 8515 East Orchard Road, Greenwood Village, Colorado, 80111.

For Internal Use Only:

Rep Code	Source Code	Lead Source	Date

ICC13-J777app	Page 5 of 5